CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares, no par value	2,583,302 shares	$48.11	$124,282,659.22	$16,007.61

(1)	This prospectus supplement relates to the resale by the selling shareholders named herein of up to 2,583,302 common shares. The securities may be offered from time to time in unspecified numbers and at indeterminate prices.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average high and low prices of the registrant’s common shares on April 25, 2014, as reported on the NASDAQ Global Select Market.
(3)	Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-195479

P R O S P E C T U S S U P P L E M E N T

(To prospectus dated April 24, 2014)

Open Text Corporation

Up to 2,583,302 Common Shares

The selling shareholders named herein are selling up to 2,583,302 of our common shares. We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The selling shareholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. Common shares may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the common shares or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of offer and sale of the common shares. No assurance can be given that any such offers and sales will in fact be made.

Our common shares are traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “OTEX” and on the Toronto Stock Exchange (“TSX”) under the symbol “OTC.” On May 1, 2014, the last sale price for our common shares was U.S.$49.65 on the NASDAQ and Cdn.$54.41 on the TSX.

Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 2, 2014.

Prospectus Supplement

We and the selling shareholders are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the selling shareholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize may only be accurate as of the date of the applicable document.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of the selling shareholders to subscribe for and purchase any securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized, to any person to whom it is unlawful to make such an offer or solicitation or by anyone who is not permitted to sell such securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

In this prospectus supplement, unless otherwise specified or the context requires otherwise, we use the terms “OpenText,” the “Company,” “we,” “us” and “our” to refer to Open Text Corporation and, unless context requires otherwise, its subsidiaries.

As a result of a two-for-one stock split, announced on January 23, 2014 and effected on February 18, 2014 through a stock dividend, all historical per share data and number of common shares outstanding are presented on a post stock-split basis.

Except as noted, all amounts are expressed in U.S. Dollars. All references to “U.S.$” or “$” are to U.S. Dollars and all references to “Cdn.$” are to Canadian Dollars.

SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into the prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes, before making an investment decision.

Open Text Corporation

We are an independent company providing a comprehensive suite of software products and services that assist organizations in finding, utilizing and sharing business information from any device in ways which are intuitive, efficient and productive. Our technologies and business solutions address one of the biggest problems encountered by enterprises today, which is the explosive growth of information in terms of volume and formats. Our software allows organizations to manage the information that flows into, out of, and throughout the enterprise as part of daily operations. Our product and service offerings provide solutions which help to increase customer satisfaction, improve collaboration with partners, address the legal and business requirements associated with information governance, and ensure the security and privacy of information demanded in today’s highly regulated climate. In addition, our products and services provide the benefit of organizing and managing business content, while leveraging it to operate more efficiently and effectively. OpenText products incorporate social and mobile technologies and are delivered for on-premises deployment as well as through cloud and managed hosted services models to provide the flexibility and cost efficiencies demanded by the market.

Open Text Corporation was incorporated on June 26, 1991, under the laws of Canada. Our principal office is at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, and our telephone number at that location is (519) 888-7111. Our website is www.opentext.com. Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

The Offering

Common shares offered by the selling shareholders	Up to 2,583,302 shares.

Use of proceeds	The selling shareholders will receive all of the net proceeds from this offering and we will not receive any proceeds from the sale of shares in this offering.

Selling shareholders	All of the common shares are being offered by the selling shareholders named herein. See “Selling Shareholders.”

Plan of distribution	The selling shareholders named in this prospectus supplement from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. No assurance can be given that any such offers and sales will in fact be made. See “Plan of Distribution.”

Risk factors	Investing in our common shares involves risks. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in our common shares.

NASDAQ symbol	OTEX.

TSX symbol	OTC.

RISK FACTORS

Investing in our common shares involves risks. You should consider carefully the risks and uncertainties described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC and Canadian securities regulators on August 1, 2013, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC and Canadian securities regulators on April 24, 2014, and in other documents that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (Ontario) and Canadian securities legislation in each of the provinces in which this prospectus supplement is filed. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would” and variations of these words or similar expressions, we do so to identify forward-looking statements. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the enterprise information management (“EIM”) market; (vi) the Company’s competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products and services to be realized by customers; (viii) the demand for the Company’s products and services and the extent of deployment of the Company’s products and services in the EIM marketplace; and (ix) the Company’s financial condition and capital requirements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts (such as those related to our acquisition of GXS Group, Inc.), including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Exchange Act and the rules promulgated thereunder; (iii) the risks associated with bringing new products and services to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the final determination of litigation, tax audits and other legal proceedings; (viii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (ix) the continuous commitment of the Company’s customers; and (x) demand for the Company’s products and services.

You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the heading “Risk Factors” elsewhere in this prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, might not occur.

You should carefully consider the “Risk Factors” and subsequent public statements, or reports filed with or furnished to the SEC and Canadian securities regulators, before making any investment decision with respect to our securities. If any of these trends, risks, assumptions or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of our common shares in this offering. We will pay the transaction expenses, other than commissions and discounts of agents and broker-dealers and transfer taxes, if any, associated with the sale of shares by the selling shareholders. See “Selling Shareholders.”

SELLING SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common shares held by the selling shareholders as of May 2, 2014, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling shareholders after this offering is completed assuming all the shares offered hereby are sold. As of the date hereof, based on information provided to us by or on behalf of the selling shareholders, each of the selling shareholders listed in the table below (together with the information in any relevant footnote) is the beneficial owner and holder of record of our common shares appearing next to the name of the applicable selling shareholder in such table. Percentage of beneficial ownership is based on 121,599,848 common shares outstanding as of April 30, 2014. No assurance can be given that any offers and sales by the selling shareholders will in fact be made.

The following table is based on information provided by or on behalf of the selling shareholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Information about the selling shareholders may change over time. Any changed information provided to us by the selling shareholders will be set forth in prospectus supplements if and when necessary. The selling shareholders may offer all or part of the shares covered by this prospectus supplement at any time or from time to time. We do not know how long the selling shareholders will hold the shares before selling them (if they choose to do so), and we currently have no agreements, arrangements or understandings with any of the selling shareholders regarding the sale of any of the shares, other than the Registration Rights Agreement discussed below.

Name of the Selling Shareholder	Common Shares Beneficially Owned Prior to this Offering (1)		Maximum Number of Shares Offered	Common Shares Beneficially Owned After this Offering (2)
	Number	%		Number	%
CCG Associates – QP, LLC (3)	15,260	*	15,260	—	—
CCG AV, LLC – Series A (3)	3,136	*	3,136	—	—
CCG AV, LLC – Series C (3)	9,162	*	9,162	—	—
CCG CI, LLC (3)	4,690	*	4,690	—	—
CCG Investment Fund – AI, LP (3)	3,720	*	3,720	—	—
CCG Investment Fund, L.P. (3)	277,740	*	277,740	—	—
Cerberus Americas Series One Holdings LLC (4)	109,798	*	109,798	—	—
Cerberus Series Two Holdings LLC (4)	203,912	*	203,912	—	—
Core Capital Partners Fund II, L.P. (5)	290	*	290	—	—
Core Capital Partners II-S, L.P. (5)	1,330	*	1,330	—	—
FPLX Ventures (6)	29,348	*	29,348	—	—
Global Acquisition LLC (7)	1,834,174	1.51%	1,834,174	—	—
Special Value Expansion Fund, LLC (8)	12,464	*	12,464	—	—
Special Value Opportunities Fund, LLC (8)	29,540	*	29,540	—	—
Tennenbaum Opportunities Partners V, LP (8)	45,910	*	45,910	—	—
Colleen Edwards	276	*	276	—	—
Robert C. Hou and Betty Hou	14	*	14	—	—
Lisle Geoffrey Joynt	296	*	296	—	—
Mike Miele	286	*	286	—	—
Jonathan Snyder	74	*	74	—	—
Steven Zapata	2,851	*	1,882	969	*

*	Represents beneficial ownership of less than one percent (1%) of our common shares, individually and in the aggregate.

(1)	As a result of a two-for-one stock split, announced on January 23, 2014 and effected on February 18, 2014 through a stock dividend, all historical per share data and number of common shares outstanding are presented on a post stock-split basis.
(2)	Assumes all common shares offered pursuant to this prospectus supplement are sold.
(3)	Each of CCG Associates – QP, LLC, CCG AV, LLC – Series A, CCG AV, LLC – Series C, CCG CI, LLC, CCG Investment Fund – AI, LP and CCG Investment Fund, L.P. (collectively, the “Golden Gate Entities”) is a fund managed by Golden Gate Private Equity, Inc. The address for the Golden Gate Entities and Golden Gate Private Equity, Inc. is One Embarcadero Center, 39th Floor, San Francisco, California 94111.
(4)	Mr. Stephen Feinberg, through one or more intermediate entities, possesses the sole power to vote and the sole power to direct the disposition of the common shares held by Cerberus America Series One Holdings, LLC and Cerberus Series Two Holdings, LLC. The address for Mr. Feinberg is c/o Cerberus Capital Management, L.P., 875 Third Avenue, New York, New York 10022.
(5)	Core Equity Partners II, LLC is the General Partner for Core Capital Partners Fund II, L.P. and Core Capital Partners II-S, L.P. Messrs. William F. Dunbar, Mark J. Levine and Pascal Luck, as Managing Directors of Core Equity Partners II, LLC, and Mr. Randolph S. Klueger as the Chief Financial Officer of Core Equity Partners II, LLC, may be deemed to exercise investment and voting control of the common shares deemed to be beneficially owned by Core Equity Partners II, LLC. Each of Core Equity Partners II, LLC and Messrs. Dunbar, Levine, Luck, and Klueger disclaims any beneficial ownership of such shares.
(6)	Mr. James R. Hale, as the General Partner of FPLX Ventures, may be deemed to exercise investment and voting control of the common shares beneficially owned by FPLX Ventures. Mr. Hale disclaims beneficial ownership of such shares.
(7)	Francisco Partners GP, LLC is the Managing Member of Global Acquisition LLC. Messrs. David M. Stanton, Benjamin H. Ball, Dipanjan Deb, Neil M. Garfinkel, Keith Geeslin, David Golob and Sanford R. Robertson, as the Managing Directors of Francisco Partners GP, LLC, may be deemed to exercise investment and voting control of the common shares deemed to be beneficially owned by Global Acquisition LLC. Each of Francisco Partners GP, LLC and Messrs. Stanton, Ball, Deb, Garfinkel, Geeslin, Golob and Robertson disclaims beneficial ownership of such shares.
(8)	Tennenbaum Capital Partners, LLC (“TCP”) serves as investment advisor to, inter alia, Special Value Expansion Fund, LLC (“SVEF”), Special Value Opportunities Fund, LLC (“SVOF”) and Tennenbaum Opportunities Partners V, LP (“TOPV”), and has sole voting and investment power with respect to all securities owned of record by SVOF, SVEV and TOPV. The address for each of TCP, SVOF, SVEV and TOPV is 2951 28th Street, Suite 1000, Santa Monica, California 90405.

In connection with our acquisition of GXS Group, Inc. (“GXS”), we entered into an Agreement and Plan of Merger dated November 4, 2013 (the “Merger Agreement”), pursuant to which we agreed to issue to certain preferred stockholders of GXS that were verified as “accredited investors” under the Securities Act, an aggregate of $100 million worth of common shares based on an average trading-price for the 10 days ended January 14, 2014, but at a price no lower than $34.87 per share and no higher than $38.54 per share on a post-stock split basis. Given the applicable trading average, the shares were issued on January 16, 2014 based on a deemed price of $38.54 per share, resulting in the issuance in the aggregate of 2,595,042 common shares, on a post-stock split basis. The aggregate value of these shares, based on the closing share price as traded on NASDAQ on January 15, 2014, was approximately $117.7 million. As contemplated by the Merger Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) for the benefit of the holders of the common shares issued in connection with our acquisition of GXS. Pursuant to the Registration Rights Agreement, the selling shareholders named in the table above exercised certain of their demand and “piggyback” registration rights to request that we file a registration statement for the resale of their shares.

Pursuant to the terms of the Registration Rights Agreement, the selling shareholders will pay certain costs related to the sale of shares, such as commissions and discounts of agents or broker-dealers and transfer taxes, if any. We will bear all other costs, fees and expenses incurred in effecting the registration and qualification of the shares covered by this prospectus supplement, including, without limitation, all registration and filing fees and expenses of our counsel and our accountants. The expenses of the offering are estimated at $312,000. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments that the selling shareholders may be required to make in respect of these liabilities.

Except as described above and in our Current Report on Form 8-K filed with the SEC and Canadian securities regulators on November 5, 2013 and amended by our Current Report on Form 8-K/A filed with the SEC and Canadian securities regulators on November 6, 2013, the selling shareholders do not, and have not had within the past three years, any position, office or material relationship with us or our affiliates.

PLAN OF DISTRIBUTION

We are registering and qualifying up to 2,583,302 common shares for possible sale by the selling shareholders named herein. The selling shareholders may offer and sell all or a portion of the common shares covered by the prospectus supplement from time to time, in one or more or any combination of the following transactions:

•	on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position or resell a portion of the block as a principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and/or

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers.

We are not aware of any plans, arrangements or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the common shares by the selling shareholders. Common shares may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the common shares or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of offer and sale of the common shares. No assurance can be given that any such offers and sales will in fact be made. In addition, we do not assure you that the selling shareholders will not transfer, devise or gift the common shares by other means not described in this prospectus supplement. Moreover, any common shares covered by this prospectus supplement that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF OUR COMMON SHARES

Prospective purchasers of common shares should consult their own tax advisers as to the United States, Canadian or other tax consequences of the ownership and disposition of the common shares, including, in particular, the application to their particular situations of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

The following discussion summarizes certain U.S. federal income tax considerations relevant to an investment in the common shares by a U.S. holder. For purposes of this summary, a “U.S. holder” is a beneficial owner of common shares that holds such shares as capital assets under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and is a citizen or resident of the United States and not of Canada, a corporation organized under the laws of the United States or any political subdivision thereof, or a person that is otherwise subject to U.S. federal income tax on a net income basis in respect of common shares. It does not address any aspect of U.S. federal gift or estate tax, or of state, local or non-U.S. tax laws and does not address aspects of U.S. federal income taxation applicable to U.S. holders holding options, warrants or other rights to acquire common shares. Further, this discussion does not address the U.S. federal income tax consequences to U.S. holders that are subject to special treatment under U.S. federal income tax laws, including, but not limited to U.S. holders owning directly, indirectly or by attribution 10% or more of the Company’s voting power; broker-dealers; banks or insurance companies; financial institutions; regulated investment companies; taxpayers who have elected mark-to-market accounting; tax-exempt organizations; taxpayers who hold common shares as part of a “straddle,” “hedge,” or “conversion transaction” with other investments; individual retirement or other tax-deferred accounts; taxpayers whose functional currency is not the U.S. dollar; partnerships or the partners therein; S corporations; or U.S. expatriates.

The discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, the Convention Between the United States and Canada with Respect to Taxes on Income and Capital, together with related Protocols and Competent Authority Agreements (the “Convention”), the administrative practices published by the U.S. Internal Revenue Service (“IRS”) and U.S. judicial decisions, all of which are subject to change. This discussion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time.

Distributions on the Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” U.S. holders generally will treat the gross amount of distributions paid by the Company equal to the U.S. dollar value of such dividends on the date the dividends are received or treated as received (based on the exchange rate on such date), without reduction for Canadian withholding tax (see “Canadian Federal Income Tax Considerations Relevant to Holders of Our Common Shares—Non-Residents of Canada—Dividends”), as dividend income for U.S. federal income tax purposes to the extent of the Company’s current and accumulated earnings and profits. Because the Company does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions paid to U.S. holders generally will be reported as dividends.

Individual U.S. holders will generally be eligible to treat dividends as “qualified dividend income” taxable at preferential rates with certain exceptions for short-term and hedged positions, and provided that the Company is not during the taxable year in which the dividends are paid (and was not in the preceding taxable year) classified as a “passive foreign investment company” as described below under “Passive Foreign Investment Company Rules.” Dividends paid on the common shares generally will not be eligible for the “dividends received” deduction allowed to corporate U.S. holders in respect of dividends from U.S. corporations.

If a U.S. holder receives foreign currency on a distribution that is not converted into U.S. dollars on the date of receipt, the U.S. holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date the dividends are received or treated as received. Any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including an exchange for U.S. dollars, will be U.S. source ordinary income or loss.

The amount of Canadian tax withheld generally will give rise to a foreign tax credit or deduction for U.S. federal income tax purposes (see “Canadian Federal Income Tax Considerations Relevant to Holders of Our Common Shares—Non-Residents of Canada—Dividends”). Dividends paid by the Company generally will constitute “passive category income” for purposes of the foreign tax credit (or in the case of certain U.S. holders, “general category income”). The Code, as modified by the Convention, applies various limitations on the amount of foreign tax credit that may be available to a U.S. taxpayer. The common shares are currently traded on both the NASDAQ and TSX. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent they are attributable to earnings and profits of the foreign corporation from sources within the United States, if the foreign corporation has more than an insignificant amount of U.S. source earnings and profits. Although this rule does not appear to be intended to apply in the context of a public company such as the Company, we are not aware of any authority that would render it inapplicable. In part because the Company does not expect to calculate its earnings and profits for U.S. federal income tax purposes, the effect of this rule may be to treat all or a portion of any dividends paid by the Company as U.S. source income, which in turn may limit a U.S. holder’s ability to claim a foreign tax credit for the Canadian withholding taxes payable in respect of the dividends. Subject to limitations, the Code permits a U.S. holder entitled to benefits under the Convention to elect to treat any dividends paid by the Company as foreign-source income for foreign tax credit purposes. The foreign tax credit rules are complex. U.S. holders should consult their own tax advisors with respect to the implications of those rules for their investments in the common shares.

Sale, Exchange, Redemption or Other Disposition of Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” the sale of common shares generally will result in the recognition of gain or loss to a U.S. holder in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted basis in the common shares. A U.S. holder’s tax basis in a common share will generally equal the price it paid for the common share. Any capital gain or loss will be long-term if the common shares have been held for more than one year. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (“PFIC”). The Company will be classified as a PFIC in a particular taxable year if either: (i) 75 percent or more of the Company’s gross income for the taxable year is passive income, or (ii) the average percentage of the value of the Company’s assets that produce or are held for the production of passive income is at least 50 percent. If the Company is treated as a PFIC for any year, U.S. holders may be subject to adverse tax consequences upon a sale, exchange, or other disposition of the common shares, or upon the receipt of certain “excess distributions” in respect of the common shares. Dividends paid by a PFIC are not qualified dividends eligible for taxation at preferential rates. Based on audited consolidated financial statements, we believe that the Company was not treated as a PFIC for U.S. federal income tax purposes with respect to its 2012 or 2013 taxable years. In addition, based on a review of the Company’s audited consolidated financial statements and its current expectations regarding the value and nature of its assets and the sources and nature of its income, the Company does not anticipate becoming a PFIC for the 2014 taxable year.

Information Reporting and Backup Withholding

Except in the case of corporations or other exempt holders, dividends paid to a U.S. holder may be subject to U.S. information reporting requirements and may be subject to backup withholding unless the U.S. holder provides an accurate taxpayer identification number on a properly completed IRS Form W-9 and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that certain required information is timely furnished to the IRS.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF OUR COMMON SHARES

Eligibility for Investment

Provided the common shares of the Company are listed on a designated stock exchange (which includes the TSX), the common shares offered hereby, if issued on the date hereof, would be qualified investments under the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) for a trust governed by a registered retirement savings plan (“RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan, a deferred profit sharing plan, a registered disability savings plan and a tax-free savings account (“TFSA”).

Notwithstanding the foregoing, if the common shares are a “prohibited investment” for the purposes of a TFSA, a RRSP or a RRIF, the holder of such TFSA or the annuitant of such RRSP or RRIF, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The common shares will not be a prohibited investment for a TFSA, RRSP or RRIF provided the holder or annuitant thereof, as the case may be, (i) deals at arm’s length with the Company, for purposes of the Tax Act and (ii) does not have a “significant interest” (as defined in the Tax Act) in the Company. Generally, a holder or annuitant will have a significant interest in the Company if the holder or annuitant and/or persons or partnerships not dealing at arm’s length with the holder or annuitant own directly or indirectly 10% or more of the issued shares of any class of the capital stock of the Company or any corporation related to the Company within the meaning of the Tax Act. In addition, common shares will not be a “prohibited investment” if the common shares are “excluded property” (as defined in the Tax Act) for trusts governed by a TFSA, RRSP or RRIF. Prospective purchasers who intend to hold common shares in a TFSA, RRSP or RRIF are advised to consult their personal tax advisors.

Non-Residents of Canada

The following is a summary of the principal Canadian federal income tax considerations generally relevant to investors who, for purposes of the Tax Act and any applicable tax treaty, have not been and will not be resident or deemed to be resident in Canada at any time while such investor holds common shares, and do not and will not use or hold, and are not and will not be deemed to use or hold, such common shares in carrying on a business in Canada (a “Non-Resident Shareholder”). This summary applies to Non-Resident Shareholders who acquire common shares in this offering and who, for purposes of the Tax Act, deal at arm’s length with the Company and are not affiliated with the Company. Special rules, which are not discussed in this summary, may apply to a Non-Resident Shareholder that is an insurer carrying on business in Canada and elsewhere.

This summary is based upon the facts set out in this prospectus supplement, the current provisions of the Tax Act and the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available in writing prior to the date. This summary also takes into account specific proposals to amend the Tax Act announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted as proposed. No assurances can be given that the Proposed Amendments will become law.

This summary is not exhaustive of all possible federal income tax considerations and does not take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, governmental or judicial action, other than the Proposed Amendments. This summary does not deal with foreign, provincial or territorial income tax considerations, which may differ from the Canadian federal income tax considerations described below. This summary does not address the deductibility of interest on any funds borrowed by an investor to purchase common shares.

This summary is of a general nature only and does not constitute legal or tax advice to any particular investor. Investors are advised to consult their own tax advisors with respect to their individual circumstances.

Disposition of Common Shares

A Non-Resident Shareholder that disposes of common shares (other than to the Company) generally will not be subject to tax under the Tax Act on any capital gain realized on such disposition, unless the common share is or is deemed to be “taxable Canadian property” (as defined in the Tax Act) to the Non-Resident Shareholder at the time of disposition and the Non-Resident Shareholder is not entitled to relief under an applicable income tax convention or treaty between Canada and the country in which the Non-Resident Shareholder is resident.

Generally, a particular common share owned by a Non-Resident Shareholder will not be taxable Canadian property of the Non-Resident Shareholder at a particular time provided that at no time during the 60-month period immediately preceding the date of disposition of such common share did the particular common share derive more than 50 percent of its value from any combination of: (a) real or immovable property situated in Canada, (b) “timber resource property” (within the meaning of the Tax Act), (c) “Canadian resource property” (within the meaning of the Tax Act), or (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists. It is not expected that the common shares will be “taxable Canadian property” based on the foregoing. However, a common share owned by a Non-Resident Shareholder may be deemed to be taxable Canadian property to the Non-Resident Shareholder if such common share was acquired in certain types of tax deferred exchanges in consideration for property that was itself taxable Canadian property. Non-Resident Shareholders whose common shares constitute or may constitute taxable Canadian property should consult with their own tax advisors.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Shareholder on the common shares will generally be subject to Canadian withholding tax at the rate of 25%, subject to any applicable reduction in the rate of withholding under an applicable income tax convention or treaty between Canada and the country in which the Non-Resident Shareholder is resident.

For a Non-Resident Shareholder that is a resident of the United States and that is a “qualifying person” for purposes of the Convention, dividends the common shares of which such Non-Resident Shareholder is the beneficial owner will generally be subject to Canadian withholding tax at the rate of 15%.

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No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this prospectus supplement and the accompanying short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Open Text Corporation at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1 (telephone (519) 888-7111), and are also available electronically at www.sedar.com.

PROSPECTUS SUPPLEMENT

To the Short Form Base Shelf Prospectus dated May 1, 2014

Secondary Offering	May 2, 2014

OPEN TEXT CORPORATION

Up to 2,583,302 Common Shares

The selling shareholders, being CCG Associates – QP, LLC, CCG AV, LLC – Series A, CCG AV, LLC – Series C, CCG CI, LLC, CCG Investment Fund – AI, LP, CCG Investment Fund, L.P., Cerberus Americas Series One Holdings LLC, Cerberus Series Two Holdings LLC, Core Capital Partners Fund II, L.P., Core Capital Partners II-S, L.P., FPLX Ventures, Global Acquisition LLC, Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC, Tennenbaum Opportunities Partners V, LP, Colleen Edwards, Robert C. Hou and Betty Hou, Lisle Geoffrey Joynt, Mike Miele, Jonathan Snyder and Steven Zapata, are selling up to 2,583,302 of our common shares (see “Selling Shareholders”). We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. Pursuant to the terms of the Registration Rights Agreement (as defined below), the selling shareholders will pay certain costs related to the sale of shares, such as commissions and discounts of agents or broker-dealers and transfer taxes, if any. We will bear all other costs, fees and expenses incurred in effecting the registration and qualification of the shares covered by this prospectus supplement, including, without limitation, all registration and filing fees and expenses of our counsel and our accountants. The selling shareholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. Common shares may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the common shares or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of offer and sale of the common shares. No assurance can be given that any such offers and sales will in fact be made.

Our common shares are traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “OTEX” and on the Toronto Stock Exchange (“TSX”) under the symbol “OTC.” On May 1, 2014, the last sale price for our common shares was U.S.$49.65 on the NASDAQ and Cdn.$54.41 on the TSX.

Gail E. Hamilton and Brian J. Jackman, each a director of the Company, reside outside of Canada and have appointed Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, as agent for service of process. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

The head and registered office of the Company is located at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1.

Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference herein.

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with International Financial Reporting Standards.

No underwriter has been involved in the preparation of this prospectus supplement or performed any review of the contents of this prospectus supplement.

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Prospectus Supplement

We and the selling shareholders are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the selling shareholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize may only be accurate as of the date of the applicable document.

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Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of the selling shareholders to subscribe for and purchase any securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized, to any person to whom it is unlawful to make such an offer or solicitation or by anyone who is not permitted to sell such securities.

[ADDITIONAL PAGE TO CANADIAN PROSPECTUS SUPPLEMENT]

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is incorporated by reference into the short form base shelf prospectus dated May 1, 2014 as of the date hereof and only for the purposes of the distribution of the common shares offered hereby. The information incorporated by reference is an important part of this prospectus supplement. Certain information that we subsequently file with the Canadian securities regulators will automatically update and supersede information in this prospectus supplement and in our other filings with the Canadian securities regulators. We incorporate by reference the documents listed below, which we have already filed with Canadian securities regulators, which documents form an integral part of this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (as amended by a Form 10-K/A dated February 11, 2014);

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Reports on Form 8-K dated July 31, 2013 (excluding Item 2.02 and Exhibit 99.1), September 26, 2013, October 30, 2013 (excluding Item 2.02 and Exhibit 99.1), November 5, 2013 (excluding Item 7.01 and Exhibit 99.1) (as amended by a Form 8-K/A dated November 6, 2013), November 20, 2013, December 20, 2013, January 16, 2014 (excluding Item 7.01 and Exhibit 99.1) (as amended by a Form 8-K/A dated April 2, 2014), January 23, 2014 (excluding Item 2.02 and Exhibit 99.1), February 5, 2014 and May 2, 2014;

•	our Proxy Circular dated August 16, 2013, distributed in connection with the annual meeting of shareholders held on September 26, 2013;

•	our Business Acquisition Report filed with the Canadian securities regulators on April 9, 2014 (regarding our acquisition of GXS);

•	our Material Change Reports filed with the Canadian securities regulators on November 8, 2013 (regarding our acquisition of GXS), January 23, 2014 (regarding our acquisition of GXS) and January 28, 2014 (regarding a stock dividend); and

•	the description of OpenText securities contained in OpenText’s Current Report on Form 8-K dated April 24, 2014.

We also deem to be incorporated by reference into this prospectus supplement any future filings we make with the Canadian securities regulators (other than confidential material change reports and press releases (except press releases deemed or stated to be incorporated by reference herein)), with respect to the Company, all updated earnings coverage ratio information, as well as all prospectus supplements disclosing additional or updated information, filed by us subsequent to the date of this prospectus supplement and prior to the termination of the offering hereunder, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC and not filed with the Canadian securities regulators, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document and is filed with the Canadian securities regulators.

When a new Annual Report on Form 10-K (which also constitutes an annual information form for the purposes of Canadian securities law) is filed by us with the Canadian securities regulators during the currency of this prospectus supplement, the previous Annual Report on Form 10-K and the annual consolidated financial statements and related management’s discussion and analysis for the previous fiscal year, and all Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, interim consolidated financial statements and related management’s discussion and analysis, material change reports and information circulars (other than our management information circular prepared in connection with our annual meeting of holders of common shares)

[ADDITIONAL PAGE TO CANADIAN PROSPECTUS SUPPLEMENT]

filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus supplement for purposes of future offers and sales of securities under this prospectus supplement. When a new management information circular prepared in connection with our annual meeting of holders of common shares is filed by us with the Canadian securities regulators during the currency of this prospectus supplement, the previous management information circular prepared in connection with an annual meeting of the Company shall be deemed no longer to be incorporated by reference into this prospectus supplement for purposes of future offers and sales of securities under this prospectus supplement.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101 — General Prospectus Requirements) filed after the date of this prospectus supplement and before the termination of the distribution of securities offered hereunder is deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and accompanying prospectus but not delivered with this prospectus supplement. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is www.opentext.com. Our website is included in this prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus supplement and accompanying prospectus, information contained on our website is not incorporated by reference into this prospectus supplement or accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment, irrespective of the determination at a later date of the purchase price of the securities distributed. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

P R O S P E C T U S

Common Shares

Preference Shares

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Receipts

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	common shares;

•	preference shares;

•	debt securities;

•	depositary shares;

•	warrants;

•	purchase contracts;

•	units; and

•	subscription receipts.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the specific manner in which the securities will be offered. We, or any selling securityholders, will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. In the case of an offering by a selling securityholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling securityholder. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We, or any selling securityholders, may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common shares will be listed on any securities exchange. Our common shares are traded on the NASDAQ Global Select Market under the symbol “OTEX” and on the Toronto Stock Exchange (“TSX”) under the symbol “OTC.”

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” on page 3 and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated April 24, 2014

We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

NOTICE TO UNITED STATES INVESTORS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing an automatic shelf registration process. Under this shelf process, we or any selling securityholders may periodically sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts that we or any selling securityholders may offer. Each time we or any selling securityholders offer securities, we or any selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the documents referred to in “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

All references in this prospectus to “OpenText,” the “Company,” “we,” “us” or “our” refer to Open Text Corporation and, unless context requires otherwise, its subsidiaries.

When we use the term “securities,” we are referring to any of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units or subscription receipts, each as may be offered by this prospectus and the accompanying prospectus supplement.

Except as noted, all amounts are expressed in U.S. Dollars. All references to “U.S.$” or “$” are to U.S. Dollars and all references to “Cdn. $” are to Canadian Dollars.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (Ontario) and Canadian securities legislation in each of the provinces in which this prospectus is filed. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would” and variations of these words or similar expressions, we do so to identify forward-looking statements. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the enterprise information management (“EIM”) market; (vi) the Company’s competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products and services to be realized by customers; (viii) the demand for the Company’s products and services and the extent of deployment of the Company’s products and services in the EIM marketplace; (ix) the Company’s financial condition and capital requirements; and (x) the intended use of net proceeds of offerings of securities pursuant to this prospectus and the applicable prospectus supplement. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts (such as those related to our acquisition of GXS Group, Inc.), including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Exchange Act and the rules promulgated thereunder; (iii) the risks associated with bringing new products and services to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the final determination of litigation, tax audits and other legal proceedings; (viii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (ix) the continuous commitment of the Company’s customers; and (x) demand for the Company’s products and services.

You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the heading “Risk Factors” in any applicable prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, might not occur.

OPEN TEXT CORPORATION

We are an independent company providing a comprehensive suite of software products and services that assist organizations in finding, utilizing, and sharing business information from any device in ways which are intuitive, efficient and productive. Our technologies and business solutions address one of the biggest problems encountered by enterprises today, which is the explosive growth of information in terms of volume and formats. Our software allows organizations to manage the information that flows into, out of, and throughout the enterprise as part of daily operations. Our product and service offerings provide solutions which help to increase customer satisfaction, improve collaboration with partners, address the legal and business requirements associated with information governance, and ensure the security and privacy of information demanded in today’s highly regulated climate. In addition, our products and services provide the benefit of organizing and managing business content, while leveraging it to operate more efficiently and effectively. OpenText products incorporate social and mobile technologies and are delivered for on-premises deployment as well as through cloud and managed hosted services models to provide the flexibility and cost efficiencies demanded by the market.

Open Text Corporation was incorporated on June 26, 1991. Our principal office is at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, and our telephone number at that location is (519) 888-7111. Our website is www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference. See the sections entitled “Where You Can Find More Information” on page 28 and “Documents Incorporated by Reference” on page 29.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale by us of the securities described in this prospectus for our general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

While we currently anticipate that we will use the net proceeds from any sale of the securities described in this prospectus as set forth above, we may reallocate the net proceeds from time to time based on our strategy relative to the market and other conditions in effect at the time.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for the indicated periods:

	Nine Months Ended March 31,	Fiscal Year Ended June 30,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	11.41x	11.49x	9.82x	17.11x	11.36x	7.88x
Ratio of earnings to combined fixed charges and preference dividends(2)	11.41x	11.49x	9.82x	17.11x	11.36x	7.88x

(1)	For the purpose of these calculations, “earnings” is the amount resulting from adding together earnings before taxes, fixed charges, and losses attributable to non-controlling interests. “Fixed charges” includes interest expensed, capitalized and capitalized expenses related to indebtedness.
(2)	There were no preference shares outstanding for the indicated periods. Accordingly, the ratio of earnings to combined fixed charges and preference dividends was identical to the ratio of earnings to fixed charges for each period.

SUPPLEMENTAL CANADIAN DISCLOSURE

The following information under “Prior Sales,” “Trading Price and Volume” and “Consolidated Capitalization” is included solely for the purposes of complying with the requirements of applicable securities laws in each of the provinces of Canada in which this prospectus is filed.

Prior Sales

During the 12-month period before the date of this prospectus, we have issued common shares as follows:

Date of Issue/Grant	Price per Common Share(1)		Number of Common Shares(1)
March 19, 2014	$49.42	(2)	2,500
March 17, 2014	$48.75	(2)	1,084
March 13, 2014	$48.13	(2)	10,000
March 13, 2014	$48.20	(2)	10,000
March 10, 2014	$49.61	(2)	44,600
March 6, 2014	$50.47	(2)	9,000
February 28, 2014	$50.85	(2)	3,750
February 21, 2014	$50.97	(2)	2,700
February 21, 2014	$51.39	(2)	7,300
February 21, 2014	$51.65	(2)	7,500
February 20, 2014	$50.68	(2)	34,000
February 6, 2014	$49.34	(2)	5,000
February 5, 2014	$49.04	(2)	12,500
January 30, 2014	$48.20	(2)	20,000
January 30, 2014	$49.02	(2)	12,500
January 30, 2014	$49.16	(2)	100,000
January 28, 2014	$47.65	(2)	212,190
January 27, 2014	$50.08	(3)	1,485,000
January 27, 2014	$48.23	(2)	100,000
January 27, 2014	$48.50	(2)	50,000
January 17, 2014	$44.99	(2)	4,000
January 16, 2014	$38.54	(4)	2,595,042
January 8, 2014	$46.63	(2)	1,000
December 31, 2013	$43.72	(5)	28,594
December 13, 2013	$44.06	(2)	3,000
December 5, 2013	$44.43	(2)	4,000
November 26, 2013	$42.74	(2)	5,000
November 18, 2013	$42.83	(2)	14,000
November 13, 2013	$42.85	(2)	17,096
November 12, 2013	$42.45	(2)	10,000
November 11, 2013	$41.84	(2)	37,500
November 7, 2013	$41.61	(3)	378,654
October 16, 2013	$38.13	(2)	3,000
October 1, 2013	$37.59	(2)	50,000
September 26, 2013	$37.00	(2)	3,106
September 26, 2013	$37.09	(2)	1,552
September 26, 2013	$37.11	(2)	1,242
September 19, 2013	$36.52	(2)	3,106
September 19, 2013	$36.65	(2)	464
September 18, 2013	$36.63	(2)	5,434

Date of Issue/Grant	Price per Common Share(1)		Number of Common Shares(1)
September 16, 2013	$35.66	(2)	930
September 13, 2013	$36.04	(2)	10,000
September 3, 2013	$34.65	(2)	5,000
August 29, 2013	$34.97	(2)	2,328
August 2, 2013	$33.17	(3)	270,288
August 2, 2013	$33.17	(2)	48,000
July 29, 2013	$36.00	(2)	1,552
July 23, 2013	$35.30	(2)	1,164
July 23, 2013	$35.34	(2)	464
June 28, 2013	$32.60	(5)	33,378
June 14, 2013	$36.10	(2)	10,000
June 6, 2013	$37.77	(2)	5,000
June 4, 2013	$35.25	(2)	15,000
June 3, 2013	$34.56	(2)	1,750
June 3, 2013	$34.63	(2)	5,000
May 16, 2013	$34.41	(2)	44,000
May 16, 2013	$35.00	(2)	3,750
May 14, 2013	$34.43	(2)	116,600
May 9, 2013	$34.37	(2)	5,000
May 6, 2013	$33.43	(2)	5,000
May 3, 2013	$33.03	(2)	20,600
May 3, 2013	$33.40	(2)	20,000
May 2, 2013	$32.90	(2)	140,000
May 2, 2013	$32.94	(2)	24,000
May 1, 2013	$32.70	(2)	10,000
April 30, 2013	$32.00	(2)	5,000
April 29, 2013	$31.84	(2)	100,000
April 29, 2013	$32.01	(2)	3,000
April 26, 2013	$31.76	(3)	140,000
April 26, 2013	$31.60	(2)	300,000
April 26, 2013	$32.03	(2)	10,000

(1)	Figures shown reflect a two-for-one stock split of our common shares in the form of a stock dividend which was effected on February 18, 2014.
(2)	Issued upon exercise of options granted pursuant to one of the Company’s stock option plans.
(3)	Options to acquire common shares granted pursuant to the Company’s stock option plan originally adopted by the board of directors in October, 2004.
(4)	Issued in connection with our acquisition of GXS Group, Inc. Pursuant to the Agreement and Plan of Merger dated November 4, 2013, we agreed to issue to certain preferred stockholders of GXS Group, Inc. that were verified as “accredited investors” under the Securities Act, an aggregate of $100 million worth of common shares based on an average trading-price for the 10 days ended January 14, 2014, but at a price no lower than $34.87 per share and no higher than $38.54 per share on a post-stock split basis. Given the applicable trading average, the shares were issued on January 16, 2014 based on a deemed price of $38.54 per share, resulting in the issuance of 2,595,042 common shares, on a post-stock split basis.
(5)	Issued pursuant to the Company’s employee share purchase plan, originally adopted by the board of directors in October, 2004.

Trading Price and Volume

Our common shares are traded on the NASDAQ under the symbol “OTEX” and on the TSX under the symbol “OTC.” The following tables set forth the reported high and low closing prices and the aggregate volume of trading of our common shares, respectively, on the NASDAQ and the TSX for the periods indicated during the 12-month period before the date of this prospectus. The prices below have been adjusted to reflect the two-for-one stock split of our common shares in the form of a stock dividend effected on February 18, 2014.

NASDAQ

Month	U.S.$ High	U.S.$ Low	Volume
March, 2013	29.51	27.46	7,011,686
April, 2013	32.70	27.29	12,344,434
May, 2013	35.14	32.90	9,160,790
June, 2013	36.69	33.22	10,253,186
July, 2013	36.05	33.73	7,794,214
August, 2013	35.01	32.53	12,156,150
September, 2013	37.80	34.66	5,123,856
October, 2013	38.91	36.58	8,451,850
November, 2013	43.21	36.70	14,271,342
December, 2013	46.33	43.46	14,346,714
January, 2014	50.08	44.32	18,324,038
February, 2014	51.57	49.01	8,539,034
March, 2014	50.71	46.61	5,910,010
April, 2014 (to April 23, 2014)	47.09	45.34	5,255,702

The closing price of our common shares on the NASDAQ on April 23, 2014 was U.S.$46.13.

TSX

Month	Cdn.$ High	Cdn.$ Low	Volume
March, 2013	30.19	28.22	6,752,060
April, 2013	32.92	28.01	8,269,002
May, 2013	36.10	33.17	17,763,242
June, 2013	37.44	34.78	8,227,664
July, 2013	37.03	34.74	6,811,348
August, 2013	36.72	33.74	5,681,352
September, 2013	38.93	36.51	5,880,122
October, 2013	40.69	38.09	8,725,576
November, 2013	45.28	38.35	8,782,456
December, 2013	49.23	46.29	5,151,590
January, 2014	55.50	48.25	11,903,900
February, 2014	56.62	55.77	5,551,271
March, 2014	56.39	51.48	4,971,538
April, 2014 (to April 23, 2014)	51.92	49.75	4,863,401

The closing price of our common shares on the TSX on April 23, 2014 was Cdn.$50.81.

Consolidated Capitalization

There have been no material changes in our share or loan capital on a consolidated basis since March 31, 2014, being the date on which our most recently completed financial quarter ended.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts that we or selling securityholders, as applicable, may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

Description of Common Shares

The description below summarizes the general terms of our common shares. This section is a summary, and it does not describe every aspect of our common shares. This summary is subject to and qualified in its entirety by reference to our articles and our by-laws.

Authorized Shares

The Company is authorized to issue an unlimited number of common shares without par value. As of the date of this prospectus, there were 121,592,348 common shares outstanding. All outstanding common shares are fully paid and non-assessable.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all shareholder meetings and are entitled to cast one vote for each common share held of record on all matters acted upon at any shareholder meeting. Holders of the common shares are not entitled to cumulate votes in connection with the election of directors.

Dividends and Other Distributions

Holders of the common shares are entitled to dividends if, as and when declared by the board of directors of the Company, subject to the rights of shares, if any, having priority over the common shares, including the preference shares. Our board of directors adopted a policy in April 2013 to pay non-cumulative quarterly dividends. However, future declarations of dividends are subject to the final determination of our board of directors, in its discretion based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in all assets remaining after payment of debts and liabilities, subject to the rights of shares, if any, having priority over the common shares, including the preference shares.

Other Provisions

Holders of common shares have no pre-emptive, subscription, redemption or conversion rights.

Shareholder Rights Plan

On September 26, 2013, our shareholders approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that OpenText and Computershare Investor Services Inc. originally entered into as of December 2, 2010. Upon such shareholder approval, the Amended Rights Plan was entered into as of September 26, 2013.

The Amended Rights Plan continues a right (which may only be exercised if a person acquires control of 20% or more of our common shares) for each shareholder, other than the person that acquires 20% or more of the common shares, to acquire additional common shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of the common shares, our board of directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of our long-term strategic plans, as these may be modified by us from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate, as defined in the Amended Rights Plan) and the termination of the annual meeting of the shareholders in the year 2016 unless at or prior to such meeting our shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2019 annual meeting of our shareholders.

Description of Preference Shares

The Company is authorized to issue an unlimited number of preference shares (designated in our articles as First Preference Shares), without par value, in one or more series, each such series consisting of such number of shares and having the designation, rights (including voting and dividend rights), privileges, restrictions and conditions as may be determined by our board of directors and as will be set forth in an amendment to our articles. The prospectus supplement relating to any series of preference shares we may offer will contain the specific terms of that series, including some or all of the following:

•	whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•	whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of OpenText;

•	whether and the extent to which the series will be guaranteed;

•	whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of Open Text, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax and Canadian federal or provincial income tax considerations applicable to the preference shares being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Holders of each series of preference shares, except as required by law, will not be entitled to vote at shareholder meetings except as specified in the rights, privileges, restrictions and conditions relating to the series of preference shares. With respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of the Company, whether voluntary or involuntary, the preference shares of each series shall rank on parity with the preference shares of every other series and are entitled to preference over the common shares and any other shares ranking junior to the preference shares from time to time and may also be given such other preference over the common shares and any other shares ranking junior to the preference shares as may be determined at the time of creation of such series.

As of the date of this prospectus, no preference shares are outstanding.

Description of Debt Securities

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “OpenText” refer solely to Open Text Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated, to the extent required, and delivered, under the applicable indenture.

We may issue senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” We may issue senior debt securities under an indenture dated as of April 24, 2014 among us and Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee. This indenture, as supplemented from time to time, is referred to in this prospectus as the “senior indenture.” The senior indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We may issue subordinated debt under a separate indenture to be entered into among us and one or more trustees and co-trustees. This indenture, as supplemented from time to time, is referred to in this prospectus as the “subordinated indenture.” The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement. References to the “indenture” in this prospectus refer to the senior indenture or the subordinated indenture, as applicable. With respect to the senior indenture, we refer to Computershare Trust Company, N.A. as the “trustee” and Computershare Trust Company of Canada as the “co-trustee” in this prospectus. With respect to the subordinated indenture, references to the “trustee” and the “co-trustee” in this prospectus refer to the trustee and the co-trustee to be identified in the applicable prospectus supplement. If a different trustee or co-trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC and the securities commissions or similar regulatory authorities in each of the provinces of Canada other than Québec (which we refer to as the Canadian securities regulators) at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•	our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•	if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•	any ranking provisions or subordination provisions applicable to securities of the series;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series;

•	any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee or co-trustee, the identity of the registrar and any paying agent;

•	if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur;

•	a discussion of any material U.S. federal income tax and Canadian federal or provincial income tax considerations applicable to the debt securities being offered; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The senior debt securities that we may offer under the indenture will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables, of our subsidiaries. The subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of the subordinated debt securities will be described below under “—Additional Provisions Applicable to Subordinated Debt Securities—Subordination of Subordinated Debt Securities,” or as described in the applicable prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will furnish to the trustee, within 30 days after we file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Amalgamation, Consolidation, Merger and Sale of Assets

The indenture provides that we may not amalgamate, consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•	either we are the resulting, surviving or transferee corporation, or our successor is a corporation that expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us; and

•	any other event of default with respect to a series of debt securities described in the applicable prospectus supplement.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or co-trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee and the co-trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee and the co-trustee pursue the remedy;

•	such holder or holders have offered to the trustee and the co-trustee security or indemnity reasonably satisfactory to the trustee and the co-trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee and the co-trustee have not complied with the request within 60 days of the receipt of such notice, request and offer of indemnity; and

•	during the 60-day period, the trustee and the co-trustee have not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee or co-trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) will not constitute a default or an event of default. The sole remedy for such breach will be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee and co-trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee and the co-trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•	evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•	cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•	provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•	conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Notes” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	comply with the requirements of the Canada Business Corporations Act applicable to trust indentures;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•	in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common shares or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•	in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee and the co-trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•	reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•	modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants or waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•	reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•	change the ranking provisions of the subordinated indenture in a manner adverse to the holders of debt securities issued thereunder in any material respect;

•	impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•	any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies, to hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities and certain obligations to the trustee and co-trustee), upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service (the “IRS”), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian federal or provincial income tax law or a ruling from the Canada Revenue Agency, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, either such opinion would require a change in current U.S. and Canadian tax laws.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian federal or provincial income tax law or a ruling from the Canada Revenue Agency, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and co-trustee and ours, including, among others, the obligations to apply money held in trust) when:

•	either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee or co-trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee or co-trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee or co-trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•	no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•	we have delivered irrevocable instructions to the trustee or co-trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•	we have delivered to the trustee or co-trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or co-trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee or co-trustee and paying agent will pay the money back to us upon our request. However, the trustee or co-trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York and Toronto, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 calendar days from the publication or mailing. After the trustee or co-trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and co-trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee or co-trustee any debt securities surrendered to them for transfer, exchange, redemption or payment, and the trustee or co-trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee or co-trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee or co-trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee or co-trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee or co-trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee or co-trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee or co-trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee or co-trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement (which may include certain other procedures applicable to securities issued to Canadian investors), our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company (“DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—a bank, brokerage house or other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	An event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor the trustee or co-trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee and Co-Trustee

Computershare Trust Company, N.A. is the trustee and Computershare Trust Company of Canada is the co-trustee under the senior indenture. The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement.

Except during the continuance of an event of default, the trustee and the co-trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee and the co-trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee and co-trustee, subject to certain exceptions. Subject to these provisions, none of the trustee or the co-trustee will be under obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee or the co-trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee and the co-trustee will be permitted to engage in other transactions with us; however, if the trustee or the co-trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or co-trustee, or resign.

The trustee and co-trustee are affiliates of Computershare Investors Services Inc. which is the transfer agent and registrar for our common shares.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under the subordinated indenture and will be subordinate in right of payment to certain other indebtedness as described below under “—Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” is defined in the subordinated indenture as, with respect to any “person” (as defined in the subordinated indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•	obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•	obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•	renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bullet points of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

Description of Depositary Shares

We may issue fractional interests in common shares or preference shares, rather than common shares or preference shares, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a common share or a preference share. The common shares or preference shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

Description of Warrants

We may issue warrants, including warrants to purchase debt securities, common shares, preference shares or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities, which may include debt securities, common shares, preference shares or other securities, property or assets for which you may exercise the warrants;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities or amount of other property or assets that you may purchase upon exercise of each warrant;

•	the currency, currencies, or currency units, if other than in U.S. dollars, in which the warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities, property or assets receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities, property or assets purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities, property or assets purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax or Canadian federal or provincial income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities, common shares, preference shares or other securities purchasable upon that exercise.

Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of common shares, preference shares or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preference shares or depositary shares. The consideration per common share or preference share or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, preference shares or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common shares, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common shares, preference shares, depositary shares or other security or property under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

The prospectus supplement relating to any purchase contracts that we may offer will contain the specific terms of the purchase contracts.

Description of Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, common shares, subscription receipts or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

Description of Subscription Receipts

We may issue subscription receipts to purchase debt or equity securities, subject to compliance with applicable law. Each subscription receipt will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the applicable prospectus supplement for the subscription receipts. We may issue subscription receipts independently or together with any offered securities. The subscription receipts may be attached to or separate from those offered securities. We will issue the subscription receipts under subscription receipt agreements to be entered into between us and a bank or trust company, as subscription receipt agent, all as described in the applicable prospectus supplement. The subscription receipt agent will act solely as our agent in connection with the subscription receipts and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of subscription receipts.

The prospectus supplement relating to any subscription receipts that we may offer will contain the specific terms of the subscription receipts.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell any combination of the securities covered by this prospectus in any of the following three ways (or in any combination of the following three ways):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We or any selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling securityholders or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us or any selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the names of any selling securityholders;

•	the initial public offering price of the securities and the proceeds to us or any selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we or any selling securityholders use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We or any selling securityholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or any selling securityholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or any selling securityholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling securityholders may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or Canadian securities legislation, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

Each issue of preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, such securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such securities or as to the liquidity of the trading market for such securities.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Canadian company. Some of our directors and executive officers live outside the United States. Some of the assets of our directors and executive officers and some of our assets are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in U.S. courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under U.S. federal securities laws in original actions and/or enforce claims for punitive damages.

VALIDITY OF THE SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for OpenText by Blake, Cassels & Graydon LLP, Toronto, Ontario, with respect to matters of Canadian law, and Cleary Gottlieb Steen & Hamilton LLP, New York, New York, with respect to matters of U.S. law. The partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company. The partners, counsel and associates of Cleary Gottlieb Steen & Hamilton LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company. Except as may be specified in any applicable prospectus supplement, certain legal matters in connection with the securities offered hereby will be passed upon for any underwriters or agents, as the case may be, by Torys LLP, Toronto, Ontario, and Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2013 and 2012, and for each of the years in the three-year period ended June 30, 2013, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2013, have been incorporated by reference herein from the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2013 dated February 12, 2014 in reliance upon the reports therein of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein from the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2013 dated February 12, 2014, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of GXS Group, Inc. as of December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ deficit and cash flows for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein from OpenText’s Current Report on Form 8-K/A filed with the SEC on April 2, 2014, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP, independent registered public accounting firm.

The transfer agent and registrar for the common shares is Computershare Investor Services Inc. at its principal office in Toronto, Ontario, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC and with the Canadian securities regulatory authorities. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The documents that we have filed with the Canadian securities regulatory authorities are available to the public over the Internet at http://www.sedar.com. Please note that the SEC’s website and the website containing Canadian securities regulatory filings are included in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable prospectus supplement, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC on August 1, 2013 (as amended by Form 10-K/A on February 12, 2014);

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on October 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 filed with the SEC on January 23, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on April 24, 2014;

•	our Current Reports on Form 8-K filed with the SEC on July 31, 2013 (excluding Item 2.02 and Exhibit 99.1), September 26, 2013, October 30, 2013 (excluding Item 2.02 and Exhibit 99.1), November 5, 2013 (excluding Item 7.01 and Exhibit 99.1) (as amended by Form 8-K/A on November 6, 2013), November 20, 2013, December 20, 2013, January 16, 2014 (excluding Item 7.01 and Exhibit 99.1)(as amended by Form 8-K/A on April 2, 2014), January 23, 2014 (excluding Item 2.02 and Exhibit 99.1), February 5, 2014 and April 24, 2014; and

•	the description of OpenText securities contained in OpenText’s Current Report on Form 8-K filed with the SEC on April 24, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is http://www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

29

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A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, other than Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of Canada, other than Québec, that permits certain information about these securities to be determined after this short form prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

We have filed a registration statement on Form S-3 with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Open Text Corporation at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1 (telephone (519) 888-711), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	April 24, 2014

OPEN TEXT CORPORATION

U.S. $350,000,000

Common Shares

Preference Shares

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Receipts

Open Text Corporation (“we”, “Open Text” or the “Company”) or our securityholders may from time to time offer and issue or sell, as applicable, the following securities: (i) common shares; (ii) preference shares; (iii) debt securities; (iv) depositary shares; (v) warrants; (vi) purchase contracts; (vii) units; and (viii) subscription receipts, at an aggregate offering price of up to U.S. $350,000,000 (or its equivalent in any other currency used to denominate the securities at the time of the offering) at any time during the 25-month period that this prospectus, including any amendments hereto, remains valid. These securities may be offered separately or together in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

All shelf information omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters described in this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains.

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We or any selling securityholders may sell the securities to or through underwriters or dealers purchasing as principals, and may also sell the securities to one or more purchasers directly pursuant to applicable statutory exemptions or through agents. The prospectus supplement relating to a particular offering of securities will set out the name of each underwriter, dealer or agent involved in the sale of the securities and will set forth the terms of the offering of such securities, the method of distribution of such securities, including, to the extent applicable, the proceeds to us and any selling securityholders, as applicable, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

In connection with any offering of securities under this prospectus (unless otherwise specified in a prospectus supplement), the underwriters, dealers or agents may over-allot or effect transactions intended to stabilize or maintain the market price of the securities offered at a higher level than that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Our common shares are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “OTEX” and on the Toronto Stock Exchange (the “TSX”) under the symbol “OTC”. On April 23, 2014, the closing price per share of our common shares was U.S.$46.13 on the NASDAQ and Cdn.$50.81 on the TSX.

Unless otherwise specified in the applicable prospectus supplement, the securities in respect of which this prospectus is being delivered, other than our common shares, will not be listed on any securities exchange. Accordingly, unless so specified, there will be no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation. See “Risk Factors” in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” on page 3 and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Owning our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with International Financial Reporting Standards.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Gail E. Hamilton and Brian J. Jackman, each a director of the Company, reside outside of Canada and have appointed Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, as agent for service of process. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

The head and registered office of the Company is located at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L0A1.

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We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus and any prospectus supplement. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the Canadian securities regulators, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the Canadian securities regulators will automatically update and supersede information in this prospectus and in our other filings with the Canadian securities regulators. We incorporate by reference the documents listed below, which we have already filed with Canadian securities regulators, which documents form an integral part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the Canadian securities regulators on August 1, 2013 (as amended by Form 10-K/A on February 12, 2014);

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the Canadian securities regulators on October 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 filed with the Canadian securities regulators on January 23, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Canadian securities regulators on April 24, 2014;

•	our Current Reports on Form 8-K filed with the Canadian securities regulators on August 1, 2013 (excluding Item 2.02 and Exhibit 99.1), September 26, 2013, October 30, 2013 (excluding Item 2.02 and Exhibit 99.1), November 5, 2013 (excluding Item 7.01 and Exhibit 99.1) (as amended by Form 8-K/A on November 6, 2013), November 20, 2013, December 20, 2013, January 16, 2014 (excluding Item 7.01 and Exhibit 99.1) (as amended by Form 8-K/A on April 2, 2014), January 23, 2014 (excluding Item 2.02 and Exhibit 99.1) and February 5, 2014;

•	our Proxy Circular filed with the Canadian securities regulators on September 4, 2013;

•	our Business Acquisition Report filed with the Canadian securities regulators on April 9, 2014 (regarding our acquisition of GXS Group, Inc.);

•	our Material Change Reports filed with the Canadian securities regulators on November 8, 2013 (regarding our acquisition of GXS Group, Inc.), January 23, 2014 (regarding our acquisition of GXS Group, Inc.) and January 28, 2014 (regarding a stock dividend); and

•	the description of OpenText securities contained in OpenText’s Current Report on Form 8-K filed with the Canadian securities regulators on April 24, 2014.

We also deem to be incorporated by reference into this prospectus any future filings we make with the Canadian securities regulators (other than confidential material change reports and press releases (except press releases deemed or stated to be incorporated by reference herein)), with respect to the Company, all updated earnings coverage ratio information, as well as all prospectus supplements disclosing additional or updated information, filed by us subsequent to the date of this prospectus, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC and not filed with the Canadian securities regulators, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document and is filed with the Canadian securities regulators.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

When a new Annual Report on Form 10-K (which also constitutes an annual information form for the purposes of Canadian securities law) is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous Annual Report on Form 10-K and the annual consolidated financial statements and related management’s discussion and analysis for the previous fiscal year, and all Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, interim consolidated financial statements and related management’s discussion and analysis, material change reports and information circulars (other than our management information circular prepared in connection with our annual meeting of holders of common shares) filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus. When a new management information circular prepared in connection with our annual meeting of holders of common shares is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous management information circular prepared in connection with an annual meeting of the Company shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101—General Prospectus Requirements) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

A prospectus supplement containing the specific variable terms of an offering of securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the offering of the securities covered by that prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is http://www.opentext.com. Copies of the documents that are incorporated by reference into this prospectus are also available electronically at www.sedar.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus or any applicable prospectus supplement, information contained on our website is not incorporated by reference into this prospectus and applicable prospectus supplement and should not be considered to be a part of this prospectus or applicable prospectus supplement.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In addition, original purchasers of Subscription Receipts, Warrants (unless the Warrants are reasonably regarded by the Company as incidental to the applicable offering as a whole) or convertible or exchangeable Debt Securities (or Units comprised partly thereof) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the Subscription Receipt, Warrant or the convertible or exchangeable Debt Security. The contractual right of rescission will be further described in any applicable prospectus supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable security upon surrender of the underlying securities acquired thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus.

In an offering of Subscription Receipts, Warrants or convertible or exchangeable Debt Securities (or Units comprised partly thereof), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which Subscription Receipts, Warrants or convertible or exchangeable Debt Securities (or Units comprised partly thereof) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE COMPANY

Dated: April 24, 2014

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada, other than Québec.

(signed) Mark J. Barrenechea	(signed) Paul McFeeters
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(signed) P. Thomas Jenkins	(signed) Randy Fowlie
Director	Director

C-1

Open Text Corporation

Up to 2,583,302 Common Shares

P R O S P E C T U S  S U P P L E M E N T

May 2, 2014